EXHIBIT 99.1

EnerJex Resources, Inc. Receives Listing Plan Acceptance by the NYSE American

San Antonio, TX, December 27, 2017 (NYSE American: ENRJ) – EnerJex Resources, Inc. (the “Company”), announced that the NYSE American (the “Exchange”) notified the Company that it accepted the Company’s plan to regain compliance with the continued listing requirements of the Exchange.

On October 19, 2017, the Company received notice that they were not in compliance with NYSE American’s continued listing standards. Specifically, the Company is not in compliance with Section 1003(a)(i) of the NYSE American Company Guide since it reported losses in two of its three most recent fiscal years.

The Company submitted its plan of compliance on November 20, 2017, and on December 22, 2017, the Exchange notified the Company that it accepted the Company’s plan and granted the Company an extension until April 19, 2019 to regain compliance with the continued listing standards. The Company will be subject to periodic review by Exchange Staff during the extension period. The Company is not currently in compliance with NYSE American listing standards, but its listing is being continued pursuant to this extension.

The plan accepted by the Exchange was substantially based on the potential merger between the Company and AgEagle Aerial Systems, Inc., as announced in the Company’s Form 8-K, filed with the Commission on November 20, 2017.

CAUTIONARY INFORMATION ABOUT FORWARD-LOOKING STATEMENTS

Apart from statements of historical fact, the text of this press release constitutes forward-looking statements within the meaning of the U.S. securities laws, and is subject to the safe harbors created therein. These statements include, but are not limited to, statements regarding the future business operations of EnerJex Resources, Inc. (the “Company”), the prospect for development of AgEagle Aerial Systems’ drone devices, the possibility of a merger transaction between the companies, and possible benefits from such a merger for the companies and their respective stakeholders. These forward-looking statements speak only as of the date of this news release. The Company does not undertake to update any of these forward-looking statements to reflect events or circumstances that occur after the date hereof. Such statements reflect management’s current views and are based on certain assumptions that may or may not ultimately prove valid. The Company’s actual results may vary materially from those contemplated in such forward-looking statements due to risks and uncertainties to which the Company is subject, including uncertainties about the parties’ ability to complete the merger; uncertainties concerning the sufficiency of the Company’s remaining funds to continue operations; uncertainties regarding the negotiation with the Company’s lenders;and other factors.

IMPORTANT INFORMATION FOR INVESTORS AND SHAREHOLDERS

This communication does not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities or a solicitation of any vote or approval.

EnerJex filed a registration statement on Form S-4 in connection with the proposed transaction which includes a definitive proxy statement and a proxy card, and will be mailed to the Company’s stockholders seeking any required stockholder approvals in connection with the proposed transactions. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, INVESTORS AND STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY MAY FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTIONS. Stockholders may obtain, free of charge, copies of the definitive proxy statement/prospectus and any other documents filed by EnerJex with the SEC in connection with the proposed transactions at the SEC’s website (http://www.sec.gov), at EnerJex’s website, or by directing written request to: EnerJex Resources, Inc., 4040 Broadway Street, Suite 425, San Antonio, TX 78209, Attention: Louis G. Schott, Interim Chief Executive Officer.

The Company and its directors and executive officers and AgEagle and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of the Company in connection with the proposed transaction. Information regarding the special interests of these directors and executive officers in the merger will be included in the proxy statement referred to above. Additional information regarding the directors and executive officers of the Company is also included in the Company’s Definitive Proxy Statement on Schedule 14A relating to the 2017 Annual Meeting of Stockholders, which was filed with the SEC on April 7, 2017. This document is available free of charge at the SEC web site (www.sec.gov), at the Company’s website, or by directing a written request to the Company as described above.